UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2016

ALPINE AUTO BROKERS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-204161	38-3970138
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

749 South State Street, Salt Lake City, UT 84111

(Address of principal executive offices and Zip Code)

(801)455-8488
Registrant's telephone number, including area code

_________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01                      Other Events.

On January 29, 2016, the Company completed its initial public offering through the sale of 350,000 shares of common stock, resulting in gross proceeds of $35,000.

Our Registration Statement on Form S-1 (File No. 333-204161), related to our initial public offering, was declared effective by the SEC on September 21, 2015. A total of 350,000 shares of common stock were registered with the SEC with an aggregate offering price of $35,000. All of these shares were registered on our behalf.

On February 5, 2016, the Board of Directors, and the majority of the Shareholders of Alpine Auto Brokers, Inc., a Nevada corporation (the “Company”) approved a 3 for 1 forward stock split of our issued and outstanding shares of Common Stock, with a resulting increase in the number of our issued and outstanding shares of Common Stock from 1,350,000 shares to 4,050,000 shares.

The forward stock split is to become effective on February 9, 2016 at 5:00 p.m. Mountain Time.

The forward stock split of our Common Stock will not change the number of shares of our authorized common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPINE AUTO BROKERS, INC.
(Registrant)

Date: February 9, 2016                                                                By:_/s/ Jason E. Wilkinson____________
Jason E. Wilkinson
President  and  Director